                                                                  Exhibit 99.1
For Immediate Release
---------------------
March 8, 2007

         NORDSTROM SAME-STORE SALES FOR FEBRUARY INCREASE 9.1 PERCENT

    SEATTLE - March 8, 2007 - Nordstrom, Inc. (NYSE: JWN) today reported preliminary sales of $546.6 million for the four-week period ending March 3, 2007, an increase of 9.5 percent compared to sales of $499.1 million for the four-week period ending February 25, 2006. Same-store sales increased 9.1 percent.
    The 53rd week in fiscal 2006 creates a timing shift in the 4-5-4 calendar for fiscal 2007. The month of February in fiscal 2007 began and ended one week later than in fiscal 2006. This timing shift positively impacted
reported sales results for February 2007.   Throughout the remainder of the
2007 fiscal year, this timing shift is anticipated to impact the cadence of monthly same-store sales results, because normal sales trends, events and holiday periods are aligned differently than last year.

SALES RECORDING
    To hear Nordstrom's prerecorded February sales message, please dial (402) 220-6036. This recording will be available for one week.


SALES SUMMARY                           Total Sales                      Same-store Sales
(unaudited; $ in millions)              -----------                      ----------------
                                Fiscal       Fiscal    Percent        Total    Full-line   Rack
                                2007         2006      Increase       Retail   Stores      Stores
                                ------       ------    --------       ------   ---------   ------
February                        $546.6       $499.1      9.5%           9.1%      7.2%      12.3%

Number of stores
    Full-line                     98           98
    Rack and other                57           57
    International Faconnable
     boutiques                    36           32
                                 ---          ---
    Total                        191          187

Gross square footage      20,170,000   20,070,000

FUTURE REPORTING DATES
Nordstrom's financial release calendar for the next four months is currently planned as follows:

                  March Sales Release           Thurs., April 12, 2007
                  April Sales Release           Thurs., May 10, 2007
                  First Quarter Earnings        Thurs., May 17, 2007
                  May Sales Release             Thurs., June 7, 2007

    Nordstrom, Inc. is one of the nation's leading fashion specialty retailers, with 155 US stores located in 27 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 98 full-line stores, 50 Nordstrom Racks, four Faconnable boutiques in the United States, one free-standing shoe store, and two clearance stores. Nordstrom also operates 36 Faconnable boutiques in Europe. In addition, Nordstrom serves customers through its online presence at http://www.nordstrom.com and through its catalogs. Nordstrom, Inc. is publicly traded on the NYSE under the symbol JWN.

Investor Contact:                      Media Contact:
RJ Jones, 206-303-3007                 Deniz Anders, 206-373-3038

Certain statements in this news release contain "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995) that involves risks and uncertainties, including anticipated results for the company's fiscal year ending February 2, 2008, and its first quarter, and trends in company operations. Actual future results and trends may differ materially from historical results or current expectations depending upon factors including, but not limited to, the impact of economic and competitive market forces, the impact of terrorist activity or the impact of a war on the company, its customers and the retail industry, the company's ability to predict fashion trends, consumer apparel buying patterns, trends in personal bankruptcies and bad debt write-offs, changes in interest rates, employee relations, the company's ability to continue its expansion plans, the timely completion of construction associated with newly planned stores, changes in government or regulatory requirements, the company's ability to control costs, weather conditions and hazards of nature. Our SEC reports, including our Form 10-K for the fiscal year ended January 28, 2006, and our Form 10-K for the fiscal year ended February 3, 2007, to be filed with the SEC on or about March 23, 2007, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.